                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   November 17, 2000
                                                --------------------------------

                                  VERSATA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      000-29757                68-0255203
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

2101 Webster Street, Oakland, California                           94612
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code    (510) 238-4100
                                                  ------------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

                                   VERVE, INC.
                          INDEX TO FINANCIAL STATEMENTS


                                TABLE OF CONTENTS
                                      8-K/A

                                                                                          PAGE
                                                                                          ----
Item 2:  Acquisition or Disposition of Assets............................................    2

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits..............    2

Report of Independent Accountants........................................................    2

Balance Sheet............................................................................    3

Statement of Operations..................................................................    4

Statement of Shareholders' Deficit.......................................................    5

Statement of Cash Flows..................................................................    6

Notes to Financial Statements............................................................    7

Unaudited Pro Forma Combined Financial Statements........................................   16

        ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On November 17, 2000, Versata, Inc., a Delaware corporation, completed its acquisition of Verve, Inc. (the "Company"). Further details are contained in Versata's press release dated November 20, 2000 attached as an exhibit hereto and incorporated by reference herein.

        ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Verve, Inc.

        In our opinion, the accompanying balance sheet and the related consolidated statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Verve, Inc. and its subsidiaries at June 30, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The Company has incurred operating losses during the year ended June 30, 2000 and has an accumulated deficit as of June 30, 2000. The Company requires additional financing and, as discussed in Note 9, on November 17, 2000 it was acquired by Versata, Inc.


PricewaterhouseCoopers LLP
January 26, 2001
San Jose, California

                                   VERVE, INC.
                          CONSOLIDATED BALANCE SHEETS


                                                                          JUNE 30,                      SEPTEMBER 30,
                                                                            2000                            2000
                                                                         -----------                    -------------
                                                                                                         (Unaudited)
ASSETS
Current Assets:
    Cash and cash equivalents                                            $   612,663                      $   278,094
    Accounts receivable, net                                               1,272,790                          943,972
    Prepaid expenses and other current assets                                 17,751                           25,421
                                                                         -----------                      -----------
         Total current assets                                              1,903,204                        1,247,487

Property and equipment, net                                                  177,527                          236,392
Intangible assets                                                             11,179                           11,179
                                                                         -----------                      -----------

         Total assets                                                    $ 2,091,910                      $ 1,495,058
                                                                         ===========                      ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
    Accounts payable                                                     $   380,802                      $   351,833
    Accrued liabilities                                                      536,496                          637,379
    Accrued stock-based compensation                                         628,281                          846,833
    Deferred revenue                                                       1,525,281                        1,604,182
                                                                         -----------                      -----------
         Total current liabilities                                         3,070,860                        3,440,227
                                                                         -----------                      -----------
Commitments and contingencies (Note 6)

Shareholders' Deficit
    Common Stock:  no par value; 3,000,000
       shares authorized; 2,400,000 shares
       issued and outstanding at June 30, 2000 and
       September 30, 2000 (unaudited)                                              4                                4
    Accumulated deficit                                                     (978,954)                      (1,945,173)
                                                                         -----------                      -----------
         Total shareholders' deficit                                        (978,950)                      (1,945,169)
                                                                         -----------                      -----------

         Total liabilities and shareholders' deficit                     $ 2,091,910                      $ 1,495,058
                                                                         ===========                      ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   VERVE, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                                            THREE MONTHS ENDED
                                              YEAR ENDED                        SEPTEMBER 30,
                                               JUNE 30,              ----------------------------------
                                                 2000                   1999                   2000
                                             -----------             -----------            -----------
                                                                     (Unaudited)            (Unaudited)
Net revenues:
   Software licenses                         $ 1,971,761             $   372,465            $   220,015
   Services                                      157,625                  63,125                149,750
                                             -----------             -----------            -----------
       Total revenues                          2,129,386                 435,590                369,765
                                             -----------             -----------            -----------

Cost of revenues:
   Software licenses                             309,556                  15,470                 97,544
   Services                                       97,900                  34,500                 49,130
                                             -----------             -----------            -----------
       Total cost of revenues                    407,456                  49,970                146,674
                                             -----------             -----------            -----------

Gross profit                                   1,721,930                 385,620                223,091

Operating expenses:
   Product development                           495,311                  73,478                195,739
   Sales and marketing                         1,215,560                 201,429                477,272
   General and administrative                    423,394                  31,970                298,507
   Stock-based compensation expense              516,627                  89,552                218,552
   Amortization of intangibles                    1,382                       --                     --
                                             -----------             -----------            -----------
       Total operating expenses                2,652,274                 396,429              1,190,070
                                             -----------             -----------            -----------

Loss from operations                            (930,344)                (10,809)              (966,979)

Interest income                                    2,475                     420                  1,417
Interest expense                                  (1,500)                   (337)                  (661)
Other income, net                                  2,899                      --                      4
                                             -----------             -----------            -----------
       Total other income                          3,874                      83                    760

Pre tax loss                                    (926,470)                (10,726)              (966,219)
Income taxes                                      33,022                      --                     --
                                             -----------             -----------            -----------

Net loss                                     $  (959,492)            $   (10,726)           $  (966,219)
                                             ===========             ===========            ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   VERVE, INC.
                CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

                                              COMMON STOCK                                   TOTAL
                                        ------------------------       ACCUMULATED        SHAREHOLDERS'
                                         SHARES          AMOUNT          DEFICIT             DEFICIT
                                        --------       ---------       ------------       ------------
Balance at June 30, 1999                2,400,000      $       4       $  (19,462)        $    (19,458)

Net loss                                                                  (959,492)           (959,492)
                                        ---------      ---------       -----------         -----------
Balance at June 30, 2000                2,400,000              4          (978,954)           (978,950)

Net loss (unaudited)                                                      (966,219)           (966,219)
                                        ---------      ---------       -----------         -----------
Balance at September 30, 2000
(unaudited)                             2,400,000      $       4       $(1,945,173)        $(1,945,169)
                                        =========      =========      ============        ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   VERVE, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                THREE MONTHS ENDED
                                                                  YEAR ENDED                       SEPTEMBER 30,
                                                                    JUNE 30,              ---------------------------------
                                                                     2000                    1999                  2000
                                                                 -------------            ----------           ------------
                                                                                          (Unaudited)           (Unaudited)
Cash flows from operating activities:
  Net loss                                                       $    (959,492)           $  (10,726)          $   (966,219)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
       Provision for doubtful accounts                                  19,197                    --                 29,000
       Depreciation and amortization                                    72,599                 6,137                  8,949
       Stock compensation expense                                      516,627                89,552                218,552
       Changes in operating assets and liabilities:
          Accounts receivable                                       (1,234,146)             (199,516)               299,818
          Prepaid expenses and other current assets                    109,328               (37,501)                (7,670)
          Other assets                                                   4,853                 2,842                     --
          Accounts payable and accrued liabilities                     673,046                32,798                 71,914
          Deferred revenue                                           1,351,908                16,191                 78,901
                                                                 -------------            ----------           ------------
            Net cash provided by (used in) operating activities        553,920              (100,223)              (266,755)
                                                                 -------------            ----------           ------------

Cash flows from investing activities:
  Purchase of property and equipment                                  (118,590)               (7,699)               (67,814)
                                                                 -------------            ----------           ------------
            Net cash used in investing activities                     (118,590)               (7,699)               (67,814)
                                                                 -------------            ----------           ------------

Net increase (decrease) in cash and cash equivalents                   435,330              (107,922)              (334,569)

Cash and cash equivalents at beginning of period                       177,333               177,333                612,663
                                                                 -------------            ----------           ------------

Cash and cash equivalents at end of period                       $     612,663             $  69,411           $    278,094
                                                                 =============            ==========           ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   VERVE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

        Verve, Inc. (the "Company"), is incorporated in California. The Company provides embedded business process management technology for distributed and dynamic enterprise applications in the financial services, telecommunications, e-business service chain, and OEM industries.

        At June 30, 2000, the Company had a shareholders' deficit of $978,950, liabilities in excess of assets, and had incurred an operating loss of $959,492 during the year then ended. The Company's future operating and investing needs will require that it obtain additional debt or equity financing. Failure to raise sufficient funds would likely require the Company to modify, delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on its business operating results and financial condition. Subsequent to its fiscal year ended June 30, 2000, the Company was acquired by Versata, Inc. and no longer operates as an independent corporation (see Note 9 -- "Subsequent Event").

PRINCIPLES OF CONSOLIDATION

        Effective May 11, 2000, the shareholders of an affiliated Australian company, Xedoc Software Development Pty Ltd ("Xedoc"), contributed 100% of the outstanding capital shares of Xedoc to the Company and as a result Xedoc became a wholly owned subsidiary of Verve, Inc. Prior to their combination, Xedoc and Verve, Inc. had common shareholders, the individuals who held shares in Xedoc hold the outstanding capital shares of Verve, Inc. in the same proportion to their prior holdings in Xedoc. Accordingly, the companies are under common control and the business combination has been accounted for using historical basis in manner similar to a pooling of interests. The accompanying financial statements present the combined companies as though they had operated as one entity since inception. All intercompany accounts and transactions have been eliminated in consolidation.

UNAUDITED INTERIM RESULTS

        The financial information as of September 30, 2000 and for each of the three month periods ended September 30, 1999 and 2000, together with the related notes, are unaudited. The unaudited interim financial information have been prepared on the same basis as the financial statements as of June 30, 2000 and for the year then ended and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position as of September 30, 2000 and its results of operations and its cash flow for each of the three month periods ended September 30, 1999 and 2000. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year.

USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include the allowances for doubtful accounts and deferred tax assets. Actual results could differ from those estimates.

REVENUE RECOGNITION

        The Company derives revenue from two sources as follows: (i) software license revenue to end users, VARs, and OEMs and (ii) services revenue which include consulting, training services and customer support. The Company records revenue from licensing of software products to end-users when a license agreement is signed by both parties, the fee is fixed and determinable, collection is probable and delivery of the product has occurred. The Company's business practice is to provide payment terms that range from thirty days to ninety days from the invoice date. Accordingly, payment terms that exceed ninety days are not considered fixed and determinable and revenue is recognized as payments become due. When contracts contain multiple elements, and for which vendor specific objective evidence ("VSOE") of fair value exists for the undelivered elements, the Company recognizes revenue for the delivered elements based upon the residual contract value. Undelivered elements consist primarily of postcontract customer support ("PCS") and other services such as consulting and training. VSOE is established based on the price charged when the element is sold separately. Services are not considered essential to the functionality of the software. The Company recognizes revenue allocated to maintenance and support ratably over the period of the maintenance and the support contracts, which is generally twelve months. For revenue allocated to consulting services, such as training, the Company recognizes revenue as the related services are performed. For licensing of the Company's software to OEMs, VARs and systems integrators which involve minimum non-refundable royalty prepayment, the royalty prepayment is recognized upon delivery of the product provided that a license agreement is signed by both parties, the fee is fixed and determinable, collection is probable and the Company has fulfilled its obligations.

                                   VERVE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


        The Company does not generally grant a right of return to its end-user customers or to its VARs, OEMs and system integrators.

CASH AND CASH EQUIVALENTS

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions located in the United States and Australia.

FAIR VALUE OF FINANCIAL INSTRUMENTS

        The Company's financial instruments including cash and cash equivalents, accounts receivable, other current assets, accounts payable, borrowings and other accrued liabilities are carried at cost, which approximates fair value due to the short maturities of these instruments.

CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. and Australia. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

        The following table summarizes the revenues from customers in excess of 10% of the total revenues:


                            YEAR ENDED
                             JUNE 30,
                              2000
                            ----------
Company A                      19%
Company B                      14%
Company C                      14%
Company D                      13%
Company E                      11%


        At June 30, 2000, Company A, B, C, D and E accounted for 7.6%, 22.8%, 4.5%, 18.6% and 0% of total accounts receivable.

PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the shorter of the estimated useful lives of the assets, generally 2.5 to 5 years.

LONG-LIVED ASSETS

        The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," ("SFAS 121"). SFAS 121 requires that long-lived assets be reviewed for impairment when circumstances or events indicate that the value of assets has declined, such that the net book value exceeds the estimated future undiscounted cash flows attributable to such assets.

                                   VERVE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


SEGMENT INFORMATION

        The Company applies the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," ("SFAS 131"). The Company identifies its operating segments based on business activities, management responsibility and geographical location. For all periods presented, the Company operated in a single business segment primarily in the United States and Australia.

        Revenue for geographic regions reported below are based upon the customers' locations. Long-lived assets, predominately property and equipment, are reported based on the location of the assets. Following is a summary of the geographic information related to revenues and long-lived assets for the year ended June 30, 2000.

Revenues
  Europe                                 $  233,000
  United States                           1,896,386
                                         ----------
    Total                                $2,129,386
                                         ==========
Long-lived assets
  Australia                              $   62,407
  United States                             126,299
                                         ----------
    Total                                $  188,706
                                         ==========

STOCK-BASED COMPENSATION

        The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion ("APB No. 25"), "Accounting for Stock Issued to Employees," and Financial Accounting Standards Board Interpretation ("FIN") No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans," and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123 defines a "fair value" based method of accounting for an employee stock option or similar equity investment. The Company accounts for equity instruments issued to non-employees in accordance with provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services."

SOFTWARE DEVELOPMENT COSTS

        Software development costs are included in product development and are expensed as incurred. After technological feasibility is established, material software development costs are capitalized in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model, and typically occurs when the beta testing commences, and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

INCOME TAXES

        The Company has accounted for income taxes using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

CERTAIN RISKS AND UNCERTAINTIES

        The Company's products are concentrated in the software industry which is characterized by rapid technological advances, changes in customer requirements and industry standards. These products depend in part on third-party technology which the Company licenses from a limited number of suppliers. Also, the Company has depended on a limited number of products and customers for substantially all revenue to date. Failure by the Company to anticipate or to respond adequately to technological developments in its industry, changes in customer or supplier requirements or changes in regulatory requirements or industry standards, or any significant delays in the development or introduction of products or services, could have a material adverse effect on the Company's business and operating results.

FOREIGN CURRENCY TRANSLATION

        Assets and liabilities of foreign operations where the functional currency is the local currency, are translated into U.S. dollars at the balance sheet date exchange rate. Revenues and expenses are translated at the average rate prevailing during the period. The related gains and losses from translation have not been significant.

COMPREHENSIVE INCOME

        The Company applies the provisions of SFAS No. 130 "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in the financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. To date, the Company has not had any material transactions to be added to net income in determining comprehensive income.

RECENT ACCOUNTING PRONOUNCEMENTS

        In June, 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities, and is effective for fiscal years beginning after June 15, 2000, as amended by SFAS No. 137. The Company is evaluating the impact of this pronouncement on the Company's financial position and results of operation.

        In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB No. 101B to defer the effective date of implementation of SAB No. 101 until the fourth quarter of fiscal 2001. The Company does not expect the adoption of SAB 101 to have a material effect on its financial position or results of operations.

        In March 2000, FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Compensation -- an interpretation of APB Opinion No. 25" ("FIN 44") was issued. FIN 44 clarifies the application of Accounting Practice Board Opinion No. 25, Accounting for Stock Issued to Employees. FIN 44 is effective July 1, 2000. The adoption of FIN 44 did not have a material effect on its financial position or results of operations.

                                  VERVE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)



NOTE 2 - SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                    YEAR ENDED     THREE MONTHS ENDED
                                                                     JUNE 30,         SEPTEMBER 30,
                                                                       2000         1999         2000
                                                                      ------       ------       ------
                                                                                       (Unaudited)
SUPPLEMENTAL CASH FLOW INFORMATION:

  Cash paid for income taxes                                          $83,561      $63,241     $16,289
                                                                      =======      =======     =======

  Cash paid for interest                                              $ 1,500      $   337     $   661
                                                                      =======      =======     =======


NOTE 3 - BALANCE SHEET COMPONENTS:

                                                                                AS OF           AS OF
                                                                               JUNE 30,     SEPTEMBER 30,
                                                                                2000            2000
                                                                             ----------     ------------
                                                                                            (Unaudited)
ACCOUNTS RECEIVABLE, NET:
   Accounts receivable                                                       $1,291,987       $992,169

   Less:  Allowance for doubtful accounts                                       (19,197)       (48,197)
                                                                             ----------       --------

                                                                             $1,272,790       $943,972
                                                                             ==========       ========
                                                     Estimated Life
                                                     --------------
PROPERTY AND EQUIPMENT, NET:
   Computer equipment                                      3                 $  235,598       $294,190
   Office equipment                                       2-5                    46,034         55,474
   Vehicles                                                3                     43,519         43,519
                                                                             ----------       --------
                                                                                325,151        393,183
   Less:  Accumulated depreciation and amortization                            (147,624)      (156,791)
                                                                             ----------       --------
                                                                             $  177,527       $236,392
                                                                             ==========       ========

                                   VERVE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)



                                        AS OF          AS OF
                                      JUNE 30,     SEPTEMBER 30,
                                        2000           2000
                                     ----------    ------------
                                                   (Unaudited)
ACCRUED LIABILITIES:
   Commission and royalties payable   $293,673       $411,486
   Taxes payable                        35,002          8,220
   Accrued vacation and wages          140,163        158,331
   Other                                67,658         59,342
                                      --------       --------

                                      $536,496       $637,379
                                      ========       ========

NOTE 4 - INCOME TAXES:

      The components of pre tax loss are as follows:

                    YEAR ENDED
                      JUNE 30,
                       2000
                    ----------
United States       $(657,635)
Australia            (268,835)
                    ----------
                    $(926,470)
                    ==========

                                   VERVE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

        The provision for income taxes is comprised primarily of taxes attributed to foreign operations. The effective income tax rate differs from the federal statutory rate primarily as a result of the provision of a valuation allowance for deferred taxes and foreign taxes.

      Deferred tax assets and liabilities consist of the following:


                                                    AS OF
                                                   JUNE 30,
                                                     2000
                                                  ----------
DEFERRED TAX ASSETS:
   Net operating loss carryforwards                $151,346
   Foreign losses                                   102,631
   Depreciation and other                           224,220
                                                  ----------
Net deferred tax assets                             478,197
Valuation allowance                                (478,197)
                                                  ----------
                                                   $     --
                                                  ==========

        Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, and as a result, a full valuation allowance has been recorded.

        At June 30, 2000, the Company had approximately $336,000 of federal and $635,000 of state net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2006 for state purposes and 2018 for federal purposes. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

NOTE 5 - BORROWINGS:

        The Company has a line of credit available from a financial institution in Australia. The line allows borrowings of up to AUS$70,000 and charges interest at the prevailing market rates. As of June 30, 2000 and September 30, 2000 there were no borrowings on the line of credit. Borrowings, if any, are collateralized by the general assets of the Company. The line is renewable annually.

                                   VERVE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 6 - COMMITMENTS AND CONTINGENCIES

LEASES

        The Company leases office space under cancelable and noncancelable operating leases with expiration dates through June 2003. Rent expense for the year ended June 30, 2000 was $27,795, and for the three months ended September 1999 and September 2000 was $6,501 and $28,776, (unaudited), respectively

        Future minimum lease payments under the noncancelable operating lease are as follows:



YEAR ENDED                                                        OPERATING
 JUNE 30,                                                          LEASES
                                                                   -------
2001                                                               $ 89,100
2002                                                                 89,100
2003                                                                 89,100
                                                                   --------

Total minimum lease payments                                       $267,300
                                                                   ========

ROYALTIES

        The Company licenses certain technology from third parties that is imbedded in products that the Company licenses to its customers. Under these license agreements, the Company is obligated to pay royalties to the licensors based on the volume of products sold which incorporate the licensed technology.

CONTINGENCIES

        As part of the settlement of a dispute with a third party, in the event that the third party satisfies certain conditions precedent, Verve, Inc. has agreed to perform certain joint product development and product integration services. In the event that the third party satisfies the conditions precedent to Verve's obligation to perform services as described above and Verve, Inc. after multiple notice periods fails to satisfy its obligations it may be liable to pay liquidated damages to the third party up to $2,000,000.

        In the normal course of business, the Company is at times subject to other pending and threatened legal actions and proceedings. After reviewing pending and threatened actions and proceeding with counsel, management believes that the outcome of such actions or proceedings is not expected to have a material adverse effect on the financial position or results of operations of the Company.

NOTE 7 - COMMON STOCK:

        The Company's Articles of Incorporation, as amended, authorize the Company to issue 3,000,000 shares of no par value Common Stock.

NOTE 8 - STOCK OPTION PLAN:

        Under the terms of the Company's Stock Option Plan ("Plan"), officers and eligible employees may be granted options to purchase the Company's Common Stock. A majority of options were granted at $1.17 per share and $5.00 per share. A total of 600,000 shares of common stock were authorized under the Plan. Options generally vest and are exercisable annually over three years from the grant date and have a maximum term of six years. The Plan provides for the exercise of options for the underlying shares or a Stock Appreciation Right ("SAR"). The SAR allows the option holder the right to receive an amount equal to the excess of the fair market value of the underlying shares over the option exercise price as of the exercise date. The exercise of a SAR cancels the related option.

        During the year ended June 30, 2000, the Company recorded $516,627 of stock-based compensation for the excess of the deemed fair market value over the exercise price of the SAR at the date of grant related to options granted under the Plan. The compensation expense is being recognized on a variable basis reflecting fluctuations in the deemed fair market value of the SAR over the vesting period of three years, pursuant to FIN 28.

                                   VERVE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


                                                                            OPTIONS OUTSTANDING
                                                                        ----------------------------
                                                                                            WEIGHTED
                                                       SHARES                                AVERAGE
                                                     AVAILABLE          OUTSTANDING         EXERCISE
                                                     FOR GRANT             SHARES             PRICE
                                                     ---------          -----------          ------
Balance at June 30, 1999                               170,000            430,000            $ 1.17
  Options granted                                      (94,500)            94,500              1.66
  Options exercised                                         --                 --                --
  Options canceled                                          --                 --                --
                                                     ---------          -----------

Balance at June 30, 2000                                75,500            524,500              1.26
  Options granted (unaudited)                          (26,500)            26,500              4.93
  Options exercised (unaudited)                             --                 --                --
  Options canceled (unaudited)                          12,100            (12,100)             1.17
                                                     ---------          -----------

Balance at September 30, 2000 (unaudited)               61,100            538,900            $ 1.44
                                                     =========          ===========


                                                                            OPTIONS EXERCISABLE AT
                          OPTIONS OUTSTANDING AT JUNE 30, 2000                   JUNE 30, 2000
                      -------------------------------------------          --------------------------
                                        WEIGHTED
                                         AVERAGE         WEIGHTED                            WEIGHTED
                                        REMAINING        AVERAGE                             AVERAGE
                                      CONTRACTUAL        EXERCISE                            EXERCISE
EXERCISE PRICE          NUMBER           LIFE             PRICE              NUMBER            PRICE
--------------       -----------      -----------        --------          -----------       --------
    $1.17              512,500           52 mos            $1.17             279,210           $1.17
    $5.00               12,000           68 mos            $5.00               1,503           $5.00
                     -----------                                           -----------

                       524,500                                               280,713
                     ===========                                           ===========

                                   VERVE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


NOTE 9 - SUBSEQUENT EVENTS:

        On November 17, 2000 the Company was acquired by Versata, Inc. ("Versata"). All outstanding shares of the Company's common stock were acquired by Versata in exchange for cash and Versata common stock and the assumption of outstanding employee stock options converted into options to purchase Versata common stock. Accordingly, from that date the Company ceased operating as an independent organization and became a wholly owned subsidiary of Versata.

                                   VERVE, INC.
                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)


        On November 17, 2000, Versata, Inc. ("Versata") and Verve, Inc. ("Verve") entered into a stock purchase agreement (the "Agreement"). Under the terms of the Agreement, Versata issued 448,467 shares of common stock in exchange for the 2,400,000 shares of Verve's common stock outstanding as of the date of the acquisition. In addition, employee options to purchase approximately 570,000 shares of Verve's common stock were assumed by Versata and became options to purchase 231,728 shares of Versata's common stock. This transaction will be accounted for as a purchase business combination in accordance with Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations". Total consideration for the transaction is estimated as follows:

                                                             ($000's)
Shares of Versata common stock                                $4,503
Cash                                                           1,176
Options to purchase Versata common stock                       2,098
                                                              ------
                                                               7,777
Less:  Intrinsic value of unvested options allocated to
       deferred stock-based compensation                         (48)
Direct acquisition cost                                          400
                                                              ------

Total acquisition price                                       $8,129
                                                              ======

        The value of the options included in the purchase price was determined using the Black-Scholes option pricing model. In accordance with FIN 44, "Accounting for Certain Transactions Involving Stock Compensation -- an interpretation of APB 25," unvested stock options granted by Versata in exchange for options held by Verve will be considered part of the purchase price paid by Versata. However, to the extent that service will be required subsequent to the date of the acquisition in order to vest in the replacement options, an amount equal to the intrinsic value of the unvested options will be deducted from the fair value of the options issued and allocated to deferred stock compensation. The amount allocated to deferred stock-based compensation will be based on the portion of the intrinsic value of the replacement options at the acquisition date related to future vesting period and will be recognized as compensation expense over the remaining future vesting period.

        The accompanying unaudited pro forma combined balance sheet combines the unaudited consolidated balance sheet of Versata as of September 30, 2000 with the unaudited consolidated balance sheet of Verve as of the same date, and gives effect to the acquisition of Verve as if it occurred on such date.

        The accompanying unaudited pro forma combined statements of operations combine Versata statements of operations for the year ended December 31, 1999, and for the nine months ended September 30, 2000 with the statements of operations of Verve for the same periods and gives effect to the acquisition as if it occurred on January 1, 1999.

        These unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had Versata and Verve been a combined company during the periods presented. The unaudited pro forma combined financial statements should be read in conjunction with the unaudited consolidated financial statements of Versata's quarterly report on Form 10-Q for the quarter ended September 30, 2000, the audited consolidated financial statements of Versata included in Versata's Annual Report on Form S-1/A for the year ended December 31, 1999 and the unaudited consolidated financial statements of Verve contained elsewhere in this Form 8-K.

                                  VERSATA, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                             (AMOUNTS IN THOUSANDS)


                                                                                              PRO FORMA         PRO FORMA
                                                           VERSATA           VERVE           ADJUSTMENTS         COMBINED
                                                          --------         ---------         -----------         --------
ASSETS
Current Assets:
  Cash and cash equivalents                               $ 48,026          $    278         $    (1,176)(1)     $ 47,128
  Short-term investments                                    40,003                --                  --           40,003
  Accounts receivable, net                                  14,143               944                (521)(7)       14,566
  Unbilled receivables                                       4,178                --                  --            4,178
  Prepaid expenses and other current assets                  3,356                26                  --            3,382
                                                          --------          --------          ----------         --------
       Total current assets                                109,706             1,248              (1,697)          109,257

Property and equipment, net                                  6,556               236                  --            6,792
Intangible assets                                            2,190                11               8,608 (9)       10,809
Other assets                                                 1,415                --                  --            1,415
                                                          --------          --------          ----------         --------
       Total assets                                       $119,867          $  1,495          $    6,911         $128,273
                                                          ========          ========          ==========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                        $  5,823          $    352          $     (521)(7)     $  5,654
  Accrued liabilities                                        9,486               637                 400 (2)       10,523
  Accrued stock-based compensation                              --               847                  --              847
  Deferred revenue                                           8,031             1,604              (1,466)(10)       8,169
  Current portion of long-term debt                            146                --                  --              146
                                                          --------          --------          ----------         --------
       Total current liabilities                            23,486             3,440              (1,587)          25,339

Long-term debt, less current portion                           239                --                  --              239
                                                          --------          --------          ----------         --------
                                                            23,725             3,440              (1,587)          25,578
                                                          --------          --------          ----------         --------

Shareholders' Equity (deficit)
  Common stock                                                  41                --                  --               41
  Additional paid-in capital                               221,045                --               4,503 (1)      225,548
                                                                                                   2,098 (1)        2,098
  Accumulated deficit                                     (102,332)           (1,945)              1,945 (3)     (102,332)
  Deferred stock compensation                              (18,426)               --                 (48)(4)      (18,474)
  Accumulated other comprehensive gain                          48                --                  --               48
  Notes receivable from shareholders                        (4,234)               --                  --           (4,234)
                                                          --------          --------          ----------         --------
       Total shareholders' equity (deficit)                 96,142            (1,945)              8,498          102,695
                                                          --------          --------          ----------         --------

       Total liabilities and shareholders'
         equity (deficit)                                 $119,867          $  1,495          $    6,911         $128,273
                                                          ========          ========          ==========         ========

                                  VERSATA, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                               YEAR ENDED DECEMBER 31, 1999
                                             --------------------------------------------------------------
                                                                               PRO FORMA          PRO FORMA
                                              VERSATA           VERVE         ADJUSTMENTS         COMBINED
                                             --------         ---------       ------------        --------
Net revenue:
   Software license                          $  6,729         $     961         $       --         $  7,690
   Services and other fees                      5,853                99                 --            6,952
                                             --------         ---------         ----------         --------
       Total revenues                          12,582             1,060                 --           13,642
                                             --------         ---------         ----------         --------

Cost of revenue:
   Software license                               499                48                 --              547
   Services and other fees                      6,121                55                 --            6,176
                                             --------         ---------         ----------         --------
       Total cost of revenues                   6,620               103                 --            6,723
                                             --------         ---------         ----------         --------

Gross profit                                    5,962               957                 --            6,919

Operating expenses:
   Sales and marketing                         15,609               959                 --           16,568
   Product development                          4,769               360                 --            5,129
   General and administrative                   3,125               120                 --            3,245
   Stock-based compensation                     3,955               296                 48(6)         4,299
   Amortization                                   --                  1              2,869(5)         2,870
                                             --------         ---------         ----------         --------
       Total operating expenses                27,458             1,736              2,917           32,111
                                             --------         ---------         ----------         --------

Loss from operations                          (21,496)             (779)            (2,917)         (25,192)

Interest income                                    --                 6                 --                6
Interest expense                                 (655)               (1)                --             (656)
Other income (expense), net                       351               (40)                --              311
                                             --------         ---------         ----------         --------

Pre-tax loss                                  (21,800)             (814)            (2,917)         (25,531)
Income taxes                                       --                63                 --               63
                                             --------         ---------         ----------         --------

       Net loss                              $(21,800)        $    (877)        $   (2,917)        $(25,594)
                                             ========         =========         ==========         ========

Pro forma net loss per share:
   Basic and diluted                         $   (.87)        $   (1.96)                           $  (1.01)
                                             ========         =========                            ========

Shares used to compute pro forma net
loss per share:
   Basic and diluted                           24,924               448                   (8)        25,372
                                             ========         =========                            ========

                                  VERSATA, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     NINE MONTHS ENDED SEPTEMBER 30, 2000
                                           ------------------------------------------------------
                                                                        PRO FORMA       PRO FORMA
                                            VERSATA           VERVE    ADJUSTMENTS       COMBINED
                                           --------        ---------- ------------      ---------
Net revenue:
   Software license                        $ 18,785          $  1,313     $    (25)(7)   $ 20,073
   Services and other fees                   22,799               208           --         23,007
                                           --------          --------     --------       --------
       Total revenues                        41,584             1,521          (25)        43,080
                                           --------          --------     --------       --------
Cost of revenue:
   Software license                             791               203           --            994
   Services and other fees                   21,466                47           --         21,513
                                           --------          --------     --------       --------
       Total cost of revenues                22,257               250           --         22,507
                                           --------          --------     --------       --------

Gross profit                                 19,327             1,271          (25)        20,573

Operating expenses:
   Sales and marketing                       33,752             1,212           --         34,964
   Product development                        6,763               437          (25)(7)      7,175
   General and administrative                 8,334               632           --          8,966
   Stock-based compensation                  22,302               537           48 (6)     22,887
   Amortization of intangibles                  660                 1        2,152 (5)      2,813
                                           --------          --------     --------       --------
       Total operating expenses              71,811             2,819        2,175         76,805
                                           --------          --------     --------       --------

Loss from operations                        (52,484)           (1,548)      (2,200)       (56,232)

Interest income                               3,771                 1           --          3,772
Other income (expense), net                    (244)                3           --           (241)
                                           --------          --------     --------       --------
Pre-tax loss                                (48,957)           (1,544)      (2,200)       (52,701)
Income taxes                                     --                33           --             33
                                           --------          --------     --------       --------

Net loss                                   $(48,957)         $ (1,577)    $ (2,200)      $(52,734)
                                           ========          ========     ========       ========

Pro forma net loss per share:
   Basic and diluted                       $  (1.61)         $  (3.52)                   $  (1.71)
                                           ========          ========                    ========

Shares used to compute pro forma net
loss per share:
   Basic and diluted                         30,361               448              (8)     30,809
                                           ========          ========                    ========

                                  VERSATA, INC.
         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                     PRO FORMA ADJUSTMENTS AND ASSUMPTIONS


        The unaudited pro forma combined financial statements have been prepared on the basis of assumptions relating to the allocation of consideration paid for the assets and liabilities based on primarily estimates of their fair value. The actual allocation of the consideration for the acquisition to the tangible and identifiable intangible assets acquired and liabilities assumed will be based on the basis of their estimated fair values on the effective date of the acquisition and may differ from those assumptions reflected in the unaudited combined pro forma financial statements after final valuations have been completed. Versata does not expect that the final allocation of the purchase price will differ materially from the preliminary allocation. Assuming that the acquisition of Verve had occurred on September 30, 2000, the purchase price allocation would have been as follows:

                                                  ($000's)
Fair value of assets acquired
 and liabilities assumed                           $ (479)
Purchased Technology                                5,680
Workforce in place                                    600
Goodwill                                            2,328
                                                    -----
                                                   $8,129
                                                   ======

        Tangible assets of Verve acquired principally include cash and cash equivalents, accounts receivable, fixed assets and other assets. Liabilities of Verve assumed principally include borrowing, accounts payables and accrued expenses.

        The excess of purchase price over tangible and identifiable intangible assets acquired and liabilities assumed will be recorded as goodwill.

        The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

        1. To reflect the consideration of cash and the issuance of shares and options for the acquisition of Verve by Versata as if the acquisition occurred on September 30, 2000.

        2. To record the accrual of estimated costs resulting from the Acquisition. It is anticipated that Versata will incur charges related to the business combination with Verve currently estimated to be $400,000. Actual amounts ultimately incurred could differ from estimated amounts.

        3. To eliminate Verve historical net deficiency.

        4. To record a portion of the unvested options' intrinsic value of the replacement options as deferred stock-based compensation. Unvested options granted by Versata in exchange for outstanding unvested options held by employees of Verve were included in the calculation of the purchase price. To the extent that service is required after the consummation date in order to vest in the replacement options, the unvested options' intrinsic value was allocated to deferred stock-based compensation and amortized over the remaining vesting period.

        5. To record the amortization expense associated with intangible assets over their estimated useful life of three years as if the acquisition had occurred on January 1, 1999.

        6. To record amortization of unearned compensation resulting from the unvested options issued by Versata over the remaining vesting period as if the acquisition had occurred on January 1, 1999.

        7. To eliminate intercompany transactions.

        8. Pro forma weighted average number of shares include common stock issued by Versata to acquire Verve as if the acquisition had occurred on January 1, 1999.

        9. To allocate the excess acquisition price over the estimated fair value of net assets acquired.


        10. To adjust historical deferred revenue balance to its estimated fair value.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        VERSATA, INC.
                                        a Delaware corporation


January 30, 2001                        By: /s/ JOHN A. HEWITT, JR.
                                           -------------------------------------
                                           John A. Hewitt, Jr.
                                           President, Chief Executive Officer
                                           and Director

                                        By: /s/ KEVIN B. FERRELL
                                           -------------------------------------
                                           Kevin B. Ferrell
                                           Chief Financial Officer

                                  EXHIBIT INDEX


     Exhibit
     Number    Description
     -------   -----------
     +**2.1    Agreement and Plan of Reorganization by and among Versata, Inc.,
               VATA Acquisition Corp., Verve, Inc. and Certain Shareholders of
               Verve, Inc., dated October 18, 2000

      +99.1    Press Release dated November 20, 2000 of the Company.

       99.2    Verve, Inc. Stock Option Plan

-------------

** Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, pursuant to an application for confidential treatment.

+  Previously filed in 8-K filed on December 1, 2000.